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                                                                 EXHIBIT 4.10


   THIS CERTIFICATE IS TRANSFERABLE IN DALLAS, TEXAS AND NEW YORK, NEW YORK


Number                                                         Shares
NX 41348

Incorporated                                                   The State
   Under                                                          of
The Laws of                                                    Louisiana

                     UNITED COMPANIES FINANCIAL CORPORATION

COMMON STOCK                                                   CUSIP 909870 10 7

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


THIS CERTIFIES THAT                                              is the owner of


            SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $2.00 PER SHARE OF UNITED COMPANIES FINANCIAL CORPORATION


transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Countersigned and Registered:                      Dated:

ChaseMellon Shareholder Services, L.L.C.
Transfer Agent and Registrar                       /s/ J. Terrell Brown
                                                   -----------------------
                                                   Chairman

By:                                                /s/ Sherry E. Anderson
     ----------------------------                  -----------------------
     Authorized Officer                            Secretary



                                UNITED COMPANIES
                             FINANCIAL CORPORATION
                                   CORPORATE
                                      SEAL

1972

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This corporation will furnish to any shareholder upon request and without charge, a summary of the designations, relative rights, preferences and limitations of the shares of each class and of each series of each preferred or special class of its authorized capital stock, so far as the same have been fixed, and the authority of the board to establish other series and to fix the relative rights, preferences and limitations of the shares of any class or series by amendment of the articles.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common               UNIF GIFT MIN ACT  Custodian
                                                               -------------
TEN ENT  - as tenants by the                                   (Cust)  (Minor)
           entireties                                          under Uniform
                                                               Gifts to Minors
JT TEN   - as joint tenants with                               Act____________
           right of survivorship                                    (State)
           and not as tenants in
           common

Additional abbreviations may be used though not in the above list.


         For value received, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
     Please Print or Typewrite Name and Address Including Postal Zip Code

________________________________________________________________________________


_________________________________________________________________________ Shares

of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named
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Corporation with full power of substitution in the premises.

Dated, ____________________
                                                  ______________________________
                                                  (Signature must correspond
                                                  with the name on face of
                                                  Certificate)

                             (SIGNATURE GUARANTEED)

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between United Companies Financial Corporation and ChaseMellon Shareholder Services, L.L.C. (formerly Chemical
Bank), dated as of July 27, 1994 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of United Companies Financial Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. United Companies Financial Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.